FRANCHISE FINANCE CORPORATION OF AMERICA

                        1997 EMPLOYEE STOCK PURCHASE PLAN


         Franchise Finance Corporation of America, a Delaware corporation, hereby adopts this Franchise Finance Corporation of America 1997 Employee Stock Purchase Plan (the "Plan"') as of the Effective Date. The purposes of this Plan are as follows:

                  (1) To assist employees of the Company and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended.

                  (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Participating Subsidiaries.

1.       Definitions.

         Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  (a) "Code" means the Internal Revenue Code of 1986, as amended.

                  (b) "Committee" means the committee appointed to administer the Plan pursuant to paragraph 10.

                  (c) "Company" means Franchise Finance Corporation of America, a Delaware corporation.

                  (d) "Dates of Exercise" means the dates as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Dates of Exercise are the last day of March, June, October and December on which Stock is traded on the New York Stock Exchange during the Option Period in which that Option was granted.

                  (e) "Date of Grant" means the date as of which an Option is granted, as set forth in paragraph 3(a).

                  (f)  "Eligible  Compensation"  means  total cash  compensation received from the Company or a Participating Subsidiary as regular compensation during an Option Period. By way of illustration, and not by way of limitation, Eligible Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but excludes relocation expense reimbursements, foreign service premiums, tuition or other reimbursements, income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Participating Subsidiary.

                  (g) "Effective Date" means June 30, 1997.

                  (h) "Eligible Employee" means any employee of the Company or a Participating Subsidiary who meets the following criteria:

                           (1) the  employee  does  not,  immediately  after the
                  Option is granted, own (within the meaning of Section 423(b)(3) and 424(d) of the Code) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary;

                           (2)  the  employee  has   completed   six  months  of
                  employment for the Company or a Subsidiary; and

                           (3) the employee's  customary  employment is 20 hours
                  or more a week.

                  (i) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.

                  (j) "Option Period" means with respect to any Option the period beginning upon the Date of Grant and ending on the March 31, June 30, September 30 or December 31 immediately following the Date of Grant, whichever is earlier, or ending on such other date as the Committee shall determine. No Option Period may exceed 27 months from the Date of Grant.

                  (k) "Option Price" with respect to any Option has the meaning set forth in paragraph 4(b).

                  (l) "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).

                  (m) "Participating Subsidiary" means any present or future Subsidiary that the Committee designates to be eligible to participate in the Plan, and that elects to participate in the Plan.

                  (n) "Periodic Deposit Account" means the account established and maintained by the Company to which shall be credited pursuant to
         Section 3(c) amounts received from Participants for the purchase of Stock under the Plan.

                  (o) "Plan" means this Franchise Finance Corporation of America 1997 Employee Stock Purchase Plan.

                  (p) "Plan Year" means the calendar year.

                  (q) "Stock" means shares of common stock, par value $.01 per share, of the Company.

                  (r) "Stock Purchase Account" means the account established and maintained by the Company to which shall be credited pursuant to
         Section 4(c) Stock purchased upon exercise of an Option under the Plan.

                  (s) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.       Stock Subject to Plan.

         Subject to the provisions of paragraph 8 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate Fifty Thousand (50,000) shares, and may be newly issued shares or treasury shares or shares bought in the market, or otherwise, for purposes of the Plan.

3.       Grant of Options.

                  (a) General Statement. The Company may grant Options under the Plan to all Eligible Employees on January 1, April 1, July 1 and/or October 1 of each Plan Year or on such other date as the Committee shall designate. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. With respect to each Offering Period, each Eligible Employee shall be granted an Option, on the Date of Grant, for as many full and fractional shares of Stock as the Eligible Employee may purchase with up to 10% of the Compensation he or she receives during the Option Period (or during any portion of the Option Period as the Eligible Employee may elect to participate).

                  (b) Election to Participate. Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but no more than 10%, of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under subparagraph (c). The cumulative amount deposited in the Periodic Deposit Account during a Plan Year with respect to any Eligible Employee may not exceed the limitation stated in subparagraph (d). A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to subparagraph 3(c).

                  (c) Periodic Deposit Accounts. The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under subparagraph 4(c) and no portion of a Participant's Periodic Deposit Account shall be refunded to him or her.

                  Credits to an Eligible Employee's Periodic Deposit Account shall be made by payroll deduction or by other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may increase, decrease or eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election amount at any time during an Option Period. The change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election, but the change will not affect the amounts deposited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization.

                  (d) $25,000 Limitation. No Eligible Employee shall be permitted to purchase Stock under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Section 423 of the Code, at a rate which exceeds $25,000 in fair market value of Stock (determined at the time the Option is granted) for each calendar year in which any such Option granted to such Participant is outstanding at any time.

4.       Exercise of Options.

                  (a) General Statement. On each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each such Date of Exercise to the extent that the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.

                  (b) Option Price Defined. The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to the lower of 85% of the fair market value of a share of Stock as of the Date of Grant or the applicable Date of Exercise. The fair market value of a share of Stock as of an applicable Date of Grant or Date of Exercise shall be the average of the high and low price of a share of Stock on the New York Stock Exchange on such date.

                  (c) Stock Purchase Accounts; Stock Certificates. The Company shall maintain a Stock Purchase Account for each Participant to reflect the Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to subparagraph 4(a), the Company shall credit to the Participant's Stock Purchase Account the whole and/or fractional shares of Stock purchased at that time.

              Except as provided in paragraph 5, certificates with respect to Stock credited to a Participant's Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares or when necessary to comply with the transaction requirements outside the United States. Upon issuance of such a Stock certificate to a Participant, the Participant's Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

5.       Rights on Retirement, Death, Termination of Employment.

         If a Participant retires, dies, or otherwise terminates employment, or if the corporation that employs a participant ceases to be a Participating Subsidiary, then to the extent practicable, no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing with respect to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant's Periodic Deposit Account shall be returned to the Participant or used on the next Date of Exercise in that Option Period to purchase Stock under paragraph 4, based upon the election by the Participant or his or her personal representative. Such a Participant's Stock Purchase Account shall be terminated, and Stock certificates with respect to whole shares of Stock and cash with respect to fractional shares of Stock shall be distributed as soon as practicable after such Date of Exercise.

         Notwithstanding anything in this Plan to the contrary and except to the extent permitted under Section 423(a) of the Code, a Participant's Option shall not be exercisable more than three months after the Participant retires or otherwise ceases to be employed by the Company or a Participating Subsidiary, including as a result of the corporation ceasing to be a Participating Subsidiary.

6.       Restriction Upon Assignment of Options; Restriction upon Disposition of
         Stock.

                  (a) An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

                  (b) Common Stock purchased under the Plan cannot be sold, transferred, or otherwise disposed of before the first anniversary of purchase, except to the extent that the Committee finds disposition to be necessary in light of a hardship affecting the Participant. A Participant that disposes of such shares within the one-year restriction period shall be required to pay the Company the full amount of any discount received on the shares; provided, however, that the Committee may waive this requirement, in its sole discretion, if such disposition was necessary in light of a hardship affecting the Participant.

7.       No Rights of Stockholder Until Exercise of Option.

         A Participant shall not be deemed to be a stockholder of the Company, nor have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to paragraph 4(a) and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

8.       Changes in the Stock; Adjustments of an Option.

         If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or there has been any other change in the capitalization of the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, spinoff or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and to the Option Exercise Price or prices applicable to such outstanding Options, including, if the Committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such event, the number and/or kind of shares which may be offered in the Options shall also be proportionately adjusted. No adjustments to outstanding Options shall be made for dividends paid in the form of stock.

9.       Use of Funds; Repurchase of Stock.

         All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock which such Eligible Employee acquires under the Plan.

10.      Administration by Committee.

                  (a) Appointment of Committee. The board of directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the board of directors of the Company, or its delegate, and continuing until he or she dies or resigns or is removed from office by such board of directors, or its delegate.

                  (b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to:

                           (1) determine when the initial and subsequent  Option
                  Periods will commence;

                           (2) interpret the Plan and the Options;

                           (3)  adopt   such   rules  for  the   administration,
                  interpretation, and application of the Plan as are consistent with the Plan and Section 423 of the Code; and

                           (4) interpret, amend, or revoke any such rules.

         In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons who carry out any or all of such responsibilities.

                  (c) Majority Rule. The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

                  (d) Compensation; Professional Assistance; Good Faith Actions. Each member of the Committee who is an employee of the Company or a Subsidiary shall receive no additional compensation for his or her services under the Plan. Each Committee member who is not an employee of the Company or a Subsidiary shall receive such compensation for his or her services under the Plan as may be determined by the Board of Directors of the Company, or its delegate. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

11.      No Rights as an Employee.

         Nothing in the Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and Subsidiaries to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

12.      Term of Plan.

         No Option may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Option be granted under the Plan after five years from the commencement of the initial Option Period.

13.      Amendment of the Plan.

         The Board of Directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the vote of the holders of more than 50% of the outstanding shares of the Stock entitled to vote shall be required to amend the Plan to reduce the Exercise Price or increase the number of shares of Stock reserved for the Options under the Plan.

14.      Effect Upon Other Plans.

         The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary, except to the extent required by law. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

15.      Notices.

         Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee and any notice to be given to the Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to it or the Eligible Employee. Any notice which is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Postal Services.

16.      Titles.

         Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
                                        8